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                                                                     EXHIBIT 4.7

                          FURR'S RESTAURANT GROUP, INC.
                              2001 STOCK BONUS PLAN


       1. PURPOSE. The purpose of this Stock Bonus Plan is to advance the interests of Furr's Restaurant Group, Inc. (the "Company") and its shareholders, by encouraging and enabling selected officers, directors, and key employees to acquire and retain a proprietary interest in the Company by ownership of its stock, to keep personnel of experience and ability in the employ of the Company and to compensate them for their contributions to the growth and profits of the Company and thereby induce them to continue to make such contributions in the future.

       2.     DEFINITIONS.

              A.   "Board" shall mean the board of directors of the Company.

              B.   "Committee" means the Compensation Committee of the Board.

              C.   "Plan" shall mean this Stock Bonus Plan.

              D. "Bonus Shares" shall mean the shares of common stock of the Company reserved pursuant to Section 4 hereof and any such shares issued to a Recipient pursuant to this Plan.

              E. "Person" shall mean any natural person, company, limited liability company, partnership, joint venture, corporation, business trust, and is to be construed in the broadest sense.

              F. "Subsidiary" shall, for purposes of the Plan, mean any Person of which the securities or other ownership interests having at least 50% of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any grant of shares under this Plan is being made, are owned by the Company either directly or through one or more of its Subsidiaries.

              G. "Recipient" shall mean any officer, director or key employee of the Company or its Subsidiaries to whom shares are granted pursuant to this Plan.

       3. ADMINISTRATION OF PLAN. The Plan shall be administered by the Committee. The Committee shall report all action taken by it to the Board. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, to determine the individuals to whom and the time or times at which Bonus Shares shall be granted and the number of Bonus Shares to be granted; to construe and interpret the Plan; and to make all other determinations and

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take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be conclusively binding for all purposes and upon all Persons.

       4. BONUS SHARE RESERVE. There shall be established a Bonus Share Reserve to which shall be credited 100,000 shares of the Company's common stock. In the event that the shares of common stock of the Company should, as a result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, be increased or decreased or changed into or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number of shares then remaining in the Bonus Share Reserve shall be appropriately adjusted to reflect such action. Upon the grant of shares hereunder, this Bonus Share Reserve shall be reduced by the number of shares so granted. Distributions of Bonus Shares may, as the Committee shall in its sole discretion determine, be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Bonus Shares in accordance with the Plan shall be fully paid and non-assessable and free from preemptive rights.

       5. ELIGIBILITY AND GRANTING AND VESTING OF BONUS SHARES. Bonus Shares may be granted under the Plan to key employees, directors and officers of the Company and its Subsidiaries as determined from time to time by the Committee. Each grant of Bonus Shares may be vested at the time of grant or may become vested according to a schedule to be established by the Committee at the time of the grant. For purposes of this plan, "vesting" shall mean the period during which the Recipient must remain an employee or provide services for the Company or its Subsidiaries in order to retain ownership of his or her Bonus Shares. At such time as the employment of the Recipient ceases, any Bonus Shares not fully vested shall be forfeited by the Recipient and shall be returned to the Bonus Share Reserve. The Committee, in its sole discretion, may also impose restrictions on the future transferability of the Bonus Shares, which restrictions shall be set forth on the notification of the grant to the Recipient. The aggregate number of Bonus Shares which may be granted pursuant to this Plan shall not exceed the amount available therefor in the Bonus Share Reserve.

       6. FORM OF GRANTS. Each grant shall specify the number of Bonus Shares subject thereto, subject to the provisions of Section 5 hereof. At the time of making any grant, the Committee shall advise the Recipient by delivery of written notice. The Recipient may be required to execute additional documents required by the Committee in order to facilitate the grant of the Bonus Shares and the operation of this Plan.

       7.     RESTRICTIONS UPON ISSUANCE AND TRANSFER.

              A. Upon receipt of all required documentation executed by Recipient, Bonus Shares shall be deemed issued in the Recipient's name and a certificate or certificates therefor delivered to the Recipient. The Recipient shall thereupon be a shareholder of the Company with respect to all the Bonus Shares represented by such certificate or certificates, shall have all the

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                   rights of a shareholder of the Company with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. To the extent that the issuance, holding or subsequent transfer of Bonus Shares are restricted by this Plan or by applicable law, certificates of stock representing Bonus Shares shall be imprinted with a legend to such effect, and each transfer agent for the common stock shall be instructed to like effect with respect to such shares.

              B. In the event that, as the result of a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Recipient shall, as owner of the Bonus Shares subject to restrictions hereunder, be entitled to new or additional or different shares of stock or securities, the certificate or certificates for, or other evidences of, such new or additional or different shares or securities shall also be imprinted with a legend as provided in Section 7(A), and all provisions of the Plan relating to restrictions herein set forth shall thereupon be applicable to such new or additional or different shares or securities to the extent applicable to the shares with respect to which they were distributed.

              C. The grant of any Bonus Shares shall be subject to the condition that if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Bonus Shares upon such exercise upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance of any Bonus Shares, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained, free of any conditions not acceptable to the Company.

              D. Unless the Bonus Shares covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of l933, each Recipient shall, by accepting a Bonus Share, represent and agree, for himself and his transferees by will or the laws of descent and distribution, that all Bonus Shares were acquired for investment and not for resale or distribution. The person entitled to receive Bonus Shares shall, upon request of the Committee, furnish evidence satisfactory to the Committee (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Committee may, if it deems appropriate, affix a legend to certificates

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                   representing Bonus Shares indicating that such Bonus Shares have not been registered with the Securities and Exchange Commission and may so notify the Company's transfer agent. Such shares may be disposed of by a Recipient in the following manner only: (1) pursuant to an effective registration statement covering such resale or reoffer, (2) pursuant to an applicable exemption from registration as indicated in a written opinion of counsel acceptable to the Company, or (3) in a transaction that meets the applicable requirements of Rule l44 of the Securities and Exchange Commission. If Bonus Shares covered by the Plan have been registered with the Securities and Exchange Commission, no such restrictions on resale shall apply, except in the case of Recipients who are directors, officers, or principal shareholders of the Company. Such persons may dispose of shares only by one of the three aforesaid methods.

       8. NO RIGHT OF EMPLOYMENT. Neither the action of the Company in establishing the Plan, nor any action taken by it nor by the Committee under the Plan, nor any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company.

       9. SHAREHOLDER RIGHTS. No participant in the Plan shall have any rights as a shareholder until such time as any Bonus Shares are actually issued to such participant.

       10. EFFECTIVE DATE. The Plan has been authorized by the Board and is effective as of January 25, 2001.

       11. AMENDMENT, SUSPENSION OR TERMINATION OF THE PLAN. The Board of Directors may alter, suspend, or discontinue the Plan at any time. Unless the Plan shall theretofore have been terminated by the Board, the Plan shall terminate ten years after the effective date of the Plan. No Bonus Share may be granted during any suspension or after the termination of the Plan. No amendment, suspension, or termination of the Plan shall, without a Recipient's consent, alter or impair any of the rights or obligations under any Bonus Share theretofore granted to such recipient under the Plan.

       12. GOVERNING LAW. The Plan shall be governed by the laws of the State of Delaware.

       13. EXPENSES OF ADMINISTRATION. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.





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